UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2025
Date of Report: (Date of earliest event reported)

Cyanotech Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740
(Address of principal executive offices)

(808) 326-1353
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 21, 2025, Cyanotech Corporation, a Nevada corporation (the “Company”), named Jennifer Miyashiro, age 45, as its Chief Financial Officer (“CFO”), Vice President (“VP”) of Finance and Administration, and Treasurer. In connection with the foregoing appointment, Jennifer Rogerson resigned from her position with the Company.

In connection with Ms. Miyashiro’s appointment, she will receive an annual base salary of $195,000 and will be eligible to receive a fiscal year-end bonus per the Management Bonus Plan, subject to the Company’s pretax profit and distributed as part of an overall management bonus program. After her appointment, Ms. Miyashiro will receive options to purchase 50,000 shares of the Company’s common stock (the “Options”) under the Company’s 2016 Equity Incentive Plan (the “Plan”), subject to the terms of the Plan and a Stock Option Grant Notice and Option Agreement. The exercise price per share of the Options will be the closing price on the date of grant. The Options will vest over three years at 16,666 shares for the first year and 16,667 shares per year for the remaining two years. Ms. Miyashiro will be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for salaried employees and executive officers.

Ms. Miyashiro joined the Company in May 2025 as Senior Director of Financial Planning and Analysis. She is a seasoned financial professional with over twenty-five years of experience in accounting, financial planning and corporate strategy. From 2012 to 2025, Ms. Miyashiro held several leadership roles at Hawaiian Airlines, most recently serving as Senior Director of Corporate Planning and Financial Planning and Analysis, where she oversaw enterprise-wide financial planning and initiatives. From 2000 to 2012, Ms. Miyashiro spent twelve years at Xilinx, Inc., advancing through roles of increasing responsibility, developing expertise in financial management and business operations. She holds a Master of Business Administration from San Jose State University and a Bachelor of Science degree in Accounting from Santa Clara University.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 21, 2025, the Company held its 2025 Annual Meeting of the Stockholders (the “Annual Meeting”). The Stockholders elected the four nominees to the Board of Directors (the “Board”) named in the proxy statement and ratified the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026. The final results for the votes regarding each item or proposal are set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on July 10, 2025.

 1.    To elect four directors among the nominees named in the proxy statement.

Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew K. Custer	4,080,123	60,551	1,186,839
Michael A. Davis	4,017,112	123,562	1,186,839
David M. Mulder	4,018,081	122,593	1,186,839
David L. Vied	4,024,070	116,604	1,186,839

2.     To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,167,992	155,517	4,004	-

3.     To hold an advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers.

3 YRS	2 YRS	1 YR	Abstentions	Non-Votes
3,953,481	20,675	136,864	29,654	1,186,839

Based on the results of the vote regarding the frequency of future advisory votes on the compensation of our Named Executive Officers, the Company will continue to provide an advisory vote on executive compensation every three years.

Item 8.01 Other Events.

On August 21, 2025, the Company held the Annual Organization Meeting (the “Organizational Meeting”) of the Board. During the Organizational Meeting, it was resolved that Michael A. Davis, appointed Chairman of the Board, David M. Mulder and David L. Vied were all determined to be independent directors under Section 1.1(9) of the OTCQB Listing Rules. Also resolved was the appointment of committee members to the Board concurrent with their terms as directors, or until their earlier resignation or removal from such committee.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
David M. Mulder (Chair)	Michael A. Davis (Chair)	David L. Vied (Chair)
David L. Vied	David L. Vied	Michael A. Davis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: August 22, 2025	/s/ Matthew K. Custer
	By:	Matthew K. Custer
President and Chief Executive Officer